EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the quarterly report of UbiquiTel, Inc. and UbiquiTel Operating Company on Form 10-Q for the period ended June 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), I, Gary D. Forsee, Chief Executive Officer of each of UbiquiTel, Inc. and UbiquiTel Operating Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of UbiquiTel, Inc. and UbiquiTel Operating Company.

September 8, 2006	/s/ Gary D. Forsee
Gary D. Forsee Chief Executive Officer UbiquiTel, Inc. UbiquiTel Operating Company